UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009 (May 28, 2009)

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  See the disclosure regarding cost reduction initiatives being implemented by Worthington Industries, Inc. (“Worthington”) including sliding scale pay-reductions, set forth in “Item 8.01.  Other Events” of this Current Report on Form 8-K.

Item 8.01. Other Events.

On May 28, 2009, Worthington issued a News Release announcing that the Board of Directors has declared a quarterly dividend of $0.10 per share, a 41% reduction from the previous quarter.  The dividend is payable on June 29, 2009, to shareholders of record June 15, 2009.  The News Release also includes information on additional cost reduction initiatives being implemented by Worthington and taking effect during the first quarter (June-August), including a one week shut-down of four steel processing facilities; suspension of holiday pay for eligible employees; a sliding scale pay-reduction ranging from 3% to 20% for salaried employees with a 25% reduction for the Chief Executive Officer of Worthington; a 20% reduction in meeting fees for the Board of Directors; and a suspension of the company 401(k) match for all employees.  A copy of the News Release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) through (c):  Not applicable.

(d) Exhibits

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Worthington Industries, Inc. on May 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	May 29, 2009
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary